Exhibit 99.1

Pareteum to Announce Third Quarter 2017 Financial Results on

November 13

NEW YORK, NEW YORK, November 7, 2017 - Pareteum Corporation (NYSE American: TEUM), (“Pareteum” or the “Company”), the rapidly growing mobile Cloud Communications Platform company, today announced that it will report its financial results for the third quarter ended September 30, 2017 after market close on Monday, November 13, 2017. Pareteum will host a conference call and live webcast to discuss the results.

The conference call will begin at 4:30 PM Eastern Time (1:30 PM Pacific Time) on Monday, November 13, 2017. The conference call can be accessed by dialing 1-800-239-9838 from the United States, 0800 279 7204 from the U.K., or 1-323-794-2551 internationally. In addition, a live webcast of the conference call can be accessed from the Investor Relations page of Pareteum’s company website at http://public.viavid.com/index.php?id=127254 and a replay will be available at the same link from one hour after the end of the call through 11:59 PM Eastern Time on November 13, 2018. Pareteum has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Pareteum Corporation

The mission of Pareteum Corporation (NYSE American: TEUM) is to connect “every person and everything.” Organizations use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. By harnessing the value of communications, Pareteum serves retail, enterprise and IoT customers. Pareteum currently has offices in New York, Sao Paulo, Madrid, Barcelona, Bahrain, and the Netherlands. For more information, please visit: www.pareteum.com.

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Pareteum Investor Relations Contact:

Ted O’Donnell

Chief Financial Officer

(212) 984-1096

InvestorRelations@pareteum.com